                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    as Seller

                                       and

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Purchaser

   relating to the Mortgage Loans originated by Ownit Mortgage Solutions, Inc.

                                 and included in

             Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

                                   Dated as of

                                  March 1, 2007

Section 1.  Definitions.................................................      1
Section 2.  Purchase and Sale of the Mortgage Loans and Related Rights..      5
Section 3.  Mortgage Loan Schedule......................................      5
Section 4.  Mortgage Loan Transfer......................................      5
Section 5.  Examination of Mortgage Files...............................      7
Section 6.  Sale Treatment..............................................      9
Section 7.  Representations and Warranties of Seller Concerning the
            Mortgage Loans..............................................     10
Section 8.  Representations and Warranties Concerning the Seller........     21
Section 9.  Representations and Warranties Concerning the Purchaser.....     22
Section 10. Conditions to Closing.......................................     23
Section 11. Notices.....................................................     25
Section 12. Transfer of Mortgage Loans..................................     25
Section 13. Representations, Warranties and Agreements to Survive
            Delivery....................................................     25
Section 14. Mandatory Delivery; Grant of Security Interest..............     26
Section 15. Severability................................................     26
Section 16. Counterparts................................................     26
Section 17. Amendment...................................................     27
Section 18. GOVERNING LAW...............................................     27
Section 19. Further Assurances..........................................     27
Section 20. Successors and Assigns......................................     27
Section 21. The Seller..................................................     27
Section 22. Entire Agreement............................................     27
Section 23. No Partnership..............................................     28

EXHIBIT 1   MORTGAGE LOAN SCHEDULE INFORMATION..........................   E-1-1
EXHIBIT 2   CONTENTS OF EACH MORTGAGE FILE..............................   E-2-1
EXHIBIT 3   [RESERVED]..................................................   E-3-1
SCHEDULE A  MORTGAGE LOAN SCHEDULE......................................    A-1
SCHEDULE B  [RESERVED]..................................................    B-1

                        MORTGAGE LOAN PURCHASE AGREEMENT

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of March 1, 2007 (the "Agreement"), by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, New York, New York 10080 (the "Seller"), and MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, New York, New York 10080 (the "Purchaser").

     Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain first and second lien, fixed-and adjustable-rate mortgage loans secured by one- to four-family residences originated by Ownit Mortgage Solutions. Inc. (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund" or the "Issuing Entity") and create the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2 (the "Certificates"), under a pooling and servicing agreement, to be dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Purchaser, as depositor, LaSalle Bank, National Association, as master servicer and securities administrator (the "Master Servicer" and "Securities Administrator"), Citibank, N.A., as trustee (the "Trustee"), Wilshire Credit Corporation, Litton Loan Servicing LP and Option One Mortgage Corporation (collectively, the "Servicers" and each, a "Servicer").

     The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-140436) relating to its Mortgage Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated March 29, 2007 to the Prospectus, dated March 22, 2007, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") have entered into a terms agreement dated as of March 28, 2007 to an underwriting agreement dated February 28, 2003, between the Purchaser and Merrill Lynch (together, the "Underwriting Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1. Definitions.

     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

     Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines.

     Automated Valuation Model: A statistical mood or algorithm that estimates the market value of the subject property as of a particular date.

     Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

     Buydown Mortgage Loan: A Mortgage Loan in which buydown funds are used to pay a portion of the interest payable on the Mortgage Loan for a specified period of time.

     Certificates: Shall mean the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates, the Class A-2D Certificates, the Class R Certificates, the Class M-1 Certificates, Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, and the Class B-3 Certificates issued pursuant to the Pooling and Servicing Agreement.

     Closing Date: March 30, 2007.

     Cut-off Date Balance: $873,747,130.52.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Due Date: With respect to each Mortgage Loan, the first day in each month.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, primary insurance policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

     FNMA: Fannie Mae or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for any MERS Loan.

     MOM Loan: Any Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Loan and its successors and assigns

     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

     Moody's: Moody's Investors Service, Inc., or its successors in interest.

     Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

     Mortgage File: The items set out on Exhibit 2 hereto pertaining to a particular Mortgage Loan.

     Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule A on the Closing Date setting forth the information contained on
Exhibit 1 hereto.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold interest in a single parcel of real property improved by a Residential Dwelling.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

     Origination Date: The date on which a Mortgage Loan funded as set out on the Mortgage Loan Schedule.

     Originator: Ownit Mortgage Solutions, Inc.

     Originator's Underwriting Guidelines: The underwriting guidelines in effect as of the applicable Origination Date, used by the Originator in originating and/or acquiring Mortgage Loans, including the restrictions applicable thereto, as amended from time to time, and which have been provided or made available to the Purchaser.

     Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: With respect to any Mortgage Loan, the premiums, fees, or charges, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

     Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     Qualified Appraiser: A state licensed or certified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder with respect to appraisals (as in effect on the date the appraisal was made).

     Rating Agencies: S&P and Moody's, each a "Rating Agency."

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Repurchase Agreement: Master Repurchase Agreement, dated as of September 15, 2005, as amended, among Ownit Mortgage Solutions, Inc., as seller, and Merrill Lynch Mortgage Capital Inc., as buyer.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project which meets the eligibility requirements of the Originator's Underwriting Guidelines, or (iv) a detached one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

     Securities Act: The Securities Act of 1933, as amended.

     Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Section 2. Purchase and Sale of the Mortgage Loans and Related Rights.

          (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate Cut-off Date Balance of $873,747,130.52.

          (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

          (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, in consideration of the purchase of the Mortgage Loans, the Purchaser shall (i) pay to the Seller an amount equal to the net sale proceeds of the Certificates plus accrued interest in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller.

Section 3. Mortgage Loan Schedule.

     The Seller agrees to provide to the Purchaser as of the Closing Date a listing of the Mortgage Loans (the "Mortgage Loan Schedule") setting forth the information listed on Exhibit 1 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to this Agreement on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser.

Section 4. Mortgage Loan Transfer.

     The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

     Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee (or the applicable Custodian on its behalf) by the Closing Date the following documents or instruments with respect to each Mortgage Loan (the "Mortgage Loan Documents":

     (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

     (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

     (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "Citibank, N.A., as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2."

     (D) The original or a certified copy of the policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

     (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon (if necessary to show the complete chain of title from the originator of the Mortgage Loan to the mortgagee of record as of the Closing
Date) or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

     (F) Originals of all assumption and modification agreements, if any.

     (G) If in connection with any Mortgage Loan, the Purchaser cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee or a Custodian written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Purchaser shall deliver or cause to be delivered to the Trustee or a Custodian such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Purchaser shall make or cause to be made such endorsement.

     The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Trustee for the Certificateholders, on the date hereof.

Section 5. Examination of Mortgage Files.

          (a) On or before the Closing Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee (or the applicable Custodian on its behalf) or the Seller. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Merrill Lynch and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Merrill Lynch and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Merrill Lynch and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Merrill Lynch and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

          (b) Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee (or the applicable Custodian on its behalf) acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Purchaser will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Purchaser and the Trustee within 45 Business Days of the Closing Date.

          (c) The Trustee (or the applicable Custodian on its behalf) agrees, for the benefit of the Purchaser and the Certificateholders to review each Mortgage File delivered to it within sixty (60) days after the Closing Date. The Trustee or the applicable Custodian on its behalf will ascertain and to certify, within seventy (70) days of the Closing Date, to the Purchaser and the Servicer that all documents required by Section 4 (A)-(B), (C) (if applicable), and
(D)-(E), and the documents if actually received by it, under Section 4 (F), have been executed and received, and that such documents relate to the Mortgage Loans that have been conveyed to it. It is herein acknowledged that, in conducting such review, neither the Trustee nor any Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee (or the applicable Custodian on its behalf) finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee (or the applicable Custodian on its behalf) shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller and the Purchaser. In addition, the Trustee (or the applicable Custodian on its behalf) shall also notify the Servicer, the Seller and the Purchaser if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee and its Custodian written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Purchaser shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee (or the applicable Custodian on its behalf) shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 5(c), within ninety (90) days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee (or the applicable Custodian on its behalf) notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section 5(c) shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Securities Administrator, of which the Trustee is given notice, the Trustee (or the applicable Custodian on its behalf), upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Purchaser and the Trustee on behalf of Certificateholders.

     Neither the Trustee nor the applicable Custodian shall be under any duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee (or the applicable Custodian on its behalf) shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee (or the applicable Custodian on its behalf) shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee (or the applicable Custodian on its behalf) from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee (or the applicable Custodian on its behalf) or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee (or the applicable Custodian on its behalf) or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee (or the applicable Custodian on its behalf) having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Purchaser.

     Within seventy (70) days of the Closing Date, the Trustee (or the applicable Custodian on its behalf) shall deliver to the Purchaser and the Servicer the Initial Certification, substantially in the form of Exhibit D to the Pooling and Servicing Agreement, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

Section 6. Sale Treatment.

          (a) [Reserved.]

          (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the

Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and
(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7. Representations and Warranties of Seller Concerning the Mortgage
Loans.

     (a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

          (1) There are no defaults in complying with the terms of the Mortgage as they relate to the holder thereof, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if escrows are required, for which customary arrangements for repayment thereof have not been made, and other than in connection with a modification or work-out agreement contained in the Mortgage File, no escrow deficits or payments of other charges or payments have been capitalized under the Mortgage or the applicable Mortgage Note;

          (2) The Seller has not, and to the Seller's knowledge, neither the related Servicer nor any prior holder of any Mortgage Loan has waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the

Mortgage Loan Schedule) which has been recorded or is in the process of being recorded, if necessary to protect the validity and first priority lien of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (3) The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable (subject to bankruptcy, insolvency, moratorium, reorganization and similar laws or by equitable principles affecting the enforceability of the rights of creditors, including those respecting the availability of specific performance), in whole or in part, and to the Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (4) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in accordance with Originator's Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon have been paid or escrowed funds have been established in an amount sufficient to pay the premium. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the Originator's Underwriting Guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (5) Any and all requirements of any applicable federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing and disclosure laws applicable to the origination (as such laws existed as of the date of origination) and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws;

          (6) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (7) The related Mortgage is properly recorded and is a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the related Origination Date being acceptable to mortgage lending institutions generally and referred to in the lender's title insurance policy delivered to the Originator and which do not adversely affect the Appraised Value of the Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except as otherwise set forth in the Mortgage Loan Schedule;

          (8) Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligations of the maker thereof, enforceable in accordance with their terms subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization and similar laws on or hereafter in effect of general application affecting creditors' rights generally and subject to the application of the general principles of equity, including those respecting the availability of specific performance (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (9) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, the identity of such natural person was verified, to the Seller's knowledge, such Mortgagor is not in violation of any laws regarding identity theft;

          (10) All Persons that have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee (other than with respect to a Federal Home Loan Bank pledgee) or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations, national banks or national bank operating subsidiaries or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state under laws applicable to such Person. All parties which have had any interest in the Mortgage Loan (other than with respect to a Federal Home Loan Bank pledgee) were in compliance with any and all "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located applicable to such Person or were not required under the laws applicable to such Person to be licensed in such state;

          (11) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) or equivalent form of policy of insurance acceptable to lenders who originate or originated mortgage loans similar to the Mortgage Loans as of the related Origination Date of the Mortgage Loan and issued by a title insurer acceptable to prudent mortgage lenders and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in 10(a) and (b) the Seller or the Originator and their successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. The Seller or the Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (12) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note (except for necessary escrows established as a result of forced placement in accordance with Accepted Servicing Practices and modifications permitted by Accepted Servicing Practices) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived;

          (13) To the Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy with respect to the Mortgage Loan;

          (14) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and to the Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property;

          (15) The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than a Mortgage Loan with an interest only payment period, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a twenty (20), thirty (30), forty (40) or fifty (50) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule;

          (16) The origination practices used by the Originator and the collection practices used by the Servicer and all prior servicers with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry for mortgage loans similar to the Mortgage Loans. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note. ;

          (17) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the Seller's knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (18) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding (or with respect to each Mortgage Loan for which the proceeds were used to pay off a bankruptcy of the Mortgagor, the related Mortgaged Property is no longer subject to any bankruptcy proceeding) or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws;

          (19) The Mortgage Note and Mortgage (exclusive of any riders or addenda) are on forms acceptable to FNMA or FHLMC and the riders and addenda are on forms customary for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans;

          (20) The related Mortgage File contains an appraisal of the Mortgaged Property signed by a Qualified Appraiser or evidence of an Appraised Value. Any written appraisal performed by a Qualified Appraiser is in a form permitted by the Originator's Underwriting Guidelines;

          (21) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (22) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (23) To the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. To the Seller's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

          (24) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than any intervening transfer to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (25) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable for use in the secondary market with respect to mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (26) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

          (27) No selection procedures were used by the Seller to select those mortgage loans originally offered for sale by the Seller to the Purchaser (including the Mortgage Loans) that identified such mortgage loans as being less desirable or valuable than comparable mortgage loans otherwise being offered for sale by the Seller;

          (28) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code (as determined without regard to Treas. Reg. Section 1.860G-2(a)(3) or any similar rule that treats a defective obligation as a qualified mortgage for a temporary period). Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (29) No Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (30) The Seller would not, based on the delinquency status of the Mortgage Loans, institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment for such Mortgage Loan;

          (31) No Mortgage Loan is in foreclosure;

          (32) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law;

          (33) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder at the option of the mortgagee and such provision is enforceable (unless the transfer is permitted by applicable federal law without the consent of the mortgagee thereunder);

          (34) No predatory or deceptive lending practices, as defined by applicable federal, state or local law applicable to the Originator in effect on the Origination Date of the Mortgage Loan, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan, or any Affiliate of the originator of the Mortgage Loan, in connection with the origination of the Mortgage Loan;

          (35) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny, additional legal liability for residential mortgage loans having high interest rates, points and/or fees or providing for liability to the purchaser or assignee of such Mortgage Loan);

          (36) Each Mortgage Loan and related Prepayment Charge at the time it was made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, predatory, abusive and fair lending laws, truth-in-lending and disclosure laws, and the consummation of the transactions completed hereby will not involve the violation of any such laws;

          (37) No Mortgage Loan is a "High Cost Loan" or "Covered Loan", as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary);

          (38) No litigation is pending or, to the Seller's knowledge, threatened with respect to the Mortgage Loan or Mortgaged Property;

          (39) No purchase money Mortgage Loan or Refinanced Mortgage Loan has an APR or total points and fees that exceed the thresholds set by the Home Ownership and Equity

Protection Act of 1994 ("HOEPA") and its implementing regulations, including 12 CFR Section 226.32(a)(1)(i) and (ii);

          (40) No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

          (41) No Mortgage Loan that was originated on or after January 1, 2005, which is a "high cost home loan" as defined under the Indiana Home Loan Practices Act (I.C. 24-9);

          (42) No Mortgagor obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan;

          (43) With respect to any Mortgage Loan containing a Prepayment Charge:
(a) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) the Originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a Mortgage Loan that did not require payment of such a penalty; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) no Mortgage Loan originated on or after October 1, 2002 will provide for Prepayment Charges for a term in excess of three years and any loans originated prior to such date, and any Mortgage Loans, will not provide for Prepayment Charges for a term in excess of five years; unless the Mortgage Loan was modified to reduce the Prepayment Period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in Prepayment Period; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such penalty;

          (44) The Servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

          (45) With respect to each Mortgage Loan, the Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy Mortgagors, taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor should be directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor is able to qualify for one of the standard products;

          (46) The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

          (47) No Mortgagor under a Mortgage Loan was charged "points and fees" in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fee and charges, in total, do not exceed 0.25 percent of the loan amount;

          (48) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

          (49) None of the Mortgage Loans are underlined by manufactured housing units;

          (50) No first lien Mortgage Loan in Group One has an original principal balance that exceeds the applicable Freddie Mac loan limit;

          (51) With respect to any subordinate lien Mortgage Loan, such lien is on a one- to four-family residence that is the principal residence of the Mortgagor;

          (52) No subordinate lien Mortgage Loan has an original principal balance that exceeds one-half of the one-unit limitation for first lien Mortgage Loans, i.e., $208,500 (in Alaska, Guam, Hawaii or Virgin Islands: $312,750), without regard to the number of units;

          (53) The original principal balance of the first lien Mortgage Loan plus the original principal balance of any subordinate lien Mortgage Loans relating to the same Mortgaged Property does not exceed the applicable Freddie Mac loan limit for first lien Mortgage Loans for that property type; and

          (54) For each Mortgage Loan transferred by the Originator pursuant to the Repurchase Agreement, (A) such transfer was a sale and not a secured loan, and such Mortgage Loan would not be property of the Originator's estate under
Section 541(a) of the Bankruptcy Code in a bankruptcy case in which the Originator is the debtor, (B) such transfer was not for or on account of an antecedent debt owed by the Originator before such transfer was made, and (C) the Originator received reasonably equivalent value and fair consideration in exchange for such transfer.

     (b) In the event, a net interest margin securitization transaction is entered into by the Seller or any of its affiliates in which any of the Certificates serve as part or all of the collateral securing such transaction, the Seller additionally represents and warrants as follows

          (55) The information set forth in the Prepayment Charge schedule (including the Prepayment Charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law;

          (56) The related Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a Prepayment Charge in connection with a refinancing of a mortgage loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default; and

          (57) The Seller shall ensure that the related Servicer will not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the Mortgaged Property is sold by the Mortgagor, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The related Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

     Any breach of representations (36), (37), and (39)-(54) above will be deemed to materially and adversely affect the interests of the Certificateholders and shall require a repurchase, substitution or, to the extent applicable, a cure of the affected Mortgage Loan(s).

     Upon discovery by any of the Seller, the Purchaser, the related Servicer, the Master Servicer, the Securities Administrator or the Trustee (or the applicable Custodian on its behalf) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the

Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within sixty (60) days of the discovery of such breach of any representation or warranty, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Seller, the Trustee's rights shall be enforced under this Agreement for the benefit of Certificateholders. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i) of the Pooling and Servicing Agreement. If the Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in this Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee and the applicable Custodian of a Request for Release substantially in the form of
Exhibit I to the Pooling and Servicing Agreement and shall not be effected unless it is within two years of the Startup Day. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Purchaser, the Seller, the Master Servicer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     The Seller indemnifies and holds the Issuing Entity, the Trustee (or the applicable Custodian on its behalf), the Purchaser, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee (or the applicable Custodian on its behalf), the Purchaser, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 7, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for in the Pooling and Servicing Agreement, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created in the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Seller hereunder, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05 of the Pooling and Servicing Agreement. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee (or the applicable Custodian on its behalf) of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee (or the applicable Custodian on its behalf) shall release and reassign to the Seller the related Mortgage File for the Deleted Mortgage Loan and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Purchaser or the Seller, and the Trustee (or the applicable Custodian on its behalf) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee (or the applicable Custodian on its behalf) pursuant to the terms of this Section 7 in exchange for a Deleted Mortgage Loan: (i) the Seller must deliver to the Trustee (or the applicable Custodian on its behalf) the Mortgage File for the Replacement Mortgage Loan along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 4; and (ii) the Purchaser will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee (or the applicable Custodian on its behalf) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Purchaser that all documents required by Section 4(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Monthly Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the Securities Administrator for deposit into the Certificate Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Section 7 shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established pursuant to the Pooling and Servicing Agreement as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Purchaser shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included herein as of the date of substitution.

     It is understood and agreed that the representations, warranties and indemnification set forth in this Section 7 of the Seller hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee (or the applicable Custodian on its behalf) and shall continue throughout the term of this Agreement.

Section 8. Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

          (a) the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

          (e) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

Section 9. Representations and Warranties Concerning the Purchaser.

     As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

          (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Purchaser's Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10. Conditions to Closing.

          (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

          (ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) If required pursuant to Section 3 hereof, the Mortgage Loan Schedule containing the information set forth on Exhibit 1 hereto;

               (C) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

               (D) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller's authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Seller;

               (E) One or more opinions of counsel from the Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency; and

               (F) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

          (iii) The Certificates to be sold to Merrill Lynch pursuant to the Underwriting Agreement shall have been issued and sold to Merrill Lynch.

          (iv) The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

          (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

          (ii) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

               (C) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

               (D) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller; and

               (E) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

Section 11. Notices.

     All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to Merrill Lynch Mortgage Lending, Inc., 4 World Financial Center, New York, New York 10281, and notices to the Purchaser shall be directed to Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, New York, New York 10281 (Telecopy: 212-449-6710), or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 12. Transfer of Mortgage Loans.

     The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 13 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

Section 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee (or the applicable Custodian on its behalf)). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

Section 14. Mandatory Delivery; Grant of Security Interest.

     The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 2 hereof. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the purchase price as described in Section 2(c) hereof, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the purchase price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 18 shall be deemed to have been released.

Section 15. Severability.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 16. Counterparts.

     This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 17. Amendment.

     This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Section 19. Further Assurances.

     Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 20. Successors and Assigns.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Merrill Lynch, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any Person into which the Seller may be merged or consolidated (or any Person resulting from any merger or consolidation involving the Seller), any Person resulting from a change in form of the Seller or any Person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 21. The Seller.

     The Seller will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 22. Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 23. No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.


                                        By:
                                            ------------------------------------
                                        Name: Vincent A. Mora
                                        Title: Senior Vice President


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory

                                    EXHIBIT 1

                       MORTGAGE LOAN SCHEDULE INFORMATION

     The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

          (x) a code indicating whether the Residential Dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin; and

               (H)  the lifetime rate cap;

          (xiii) the location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A)  the period during which such Prepayment Charge is in effect;

               (B)  the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xv) the Credit Score and date obtained; and

          (xvi) the MIN.

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

                                    EXHIBIT 3

                                   [RESERVED]

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

On file at Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
USA
Tel: +1 215 994 4000
Fax: +1 215 994 2222
Attention: Steve Molitor

                                   SCHEDULE B

                                   [RESERVED]